Exhibit 2.2

List of Subject Matters on Schedules

The following is a list of the subject matter of the schedules to the Agreement and Plan of Merger, which schedules were omitted from Exhibit 2.1 pursuant to Item 6.01(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Schedule A	Articles of Incorporation
Schedule B-1	Merger Resolution
Schedule B-2	Purchaser Meeting Resolution
Schedule C-1	Form of Company Support Agreement
Schedule C-2	Form of Purchaser Support Agreement
Schedule D	Purchaser Preferred Stock Terms
Schedule E	Representations and Warranties of the Company
Schedule F	Representations and Warranties of the Purchaser and Acquireco
Schedule G	Retention Agreements
Company Disclosure Letter	Schedule 1.1 – Company Budget from October 1, 2018 through March 31, 2019
Schedule 1.1(d) – Company Subsidiaries
Schedule 1.2(b)(i) – Outstanding Company Stock Options
Schedule 1.2(b)(ii) – Restricted Stock Unit Grants
Schedule 1.2(c) – Outstanding Company Warrants
Schedule 1.4(a) – Key Regulatory Approvals
Schedule 1.4(b)(i) – Key Consents
Schedule 1.4(b)(iv) – Payments Upon Closing
Schedule 1.5(e) - Permits
Schedule 1.10(a) – Employee Plans
Schedule 1.10(e) – Payments Due to Employees Upon Closing
Schedule 1.10(k) – Employees and Contractors
Schedule 1.11(b) – Termination or Breach of Material Contracts
Schedule 1.13(b) – Release of Hazardous Substances
Schedule 1.13(h) – Environmental Laws – Restoration/Remediation/Noncompliance
Schedule 1.13(i) – Financial Assurance Mechanisms
Schedule 1.14(a)(i) – Owned Real Property
Schedule 1.14(a)(ii) – Leased Real Property
Schedule 1.14(a)(iii) – Royalty Agreements
Schedule 1.15(b) – Unpatented Claims
Schedule 1.15(d) – Leased Unpatented Claims
Schedule 1.15(h) – Water Rights
Schedule 1.17 – Foreign Persons
Schedule 1.19(a) – Intellectual Property
Schedule 1.27 – Brokers
Schedule 1.29 – Affiliate Transactions
Schedule 4.8 – Executive Officer Resignations
Schedule 4.8(c) – Severance Payment Obligations